SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:


[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[_]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12



                       KULICKE AND SOFFA INDUSTRIES, INC.
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


--------------------------------------------------------------------------------
1) Title of each class of securities to which transaction applies:



--------------------------------------------------------------------------------
2) Aggregate number of securities to which transaction applies:



--------------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11/1/


--------------------------------------------------------------------------------
4) Proposed maximum aggregate value of transaction:



--------------------------------------------------------------------------------
5) Total fee paid:

     [_]  Fee paid previously with preliminary materials:



--------------------------------------------------------------------------------
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

/1/ (set forth the amount on which the filing fee is calculated and state how it was determined):


(SC14A-07/98)

            [Insert Kulicke and Soffa Industries, Inc. name and logo]

                  2101 Blair Mill Road, Willow Grove, PA 19090


January 5, 1999


To Our Shareholders:

Kulicke & Soffa's Annual Meeting of Shareholders will be held on February 9, 1999 at 4:30 P.M. at the Company's offices in Willow Grove, Pennsylvania. We look forward to your attending either in person or by proxy.

This year, in addition to electing two directors and ratifying the selection of PricewaterhouseCoopers LLP as independent accountants, we are asking you to approve the 1998 Employee Stock Option Plan. Having sufficient shares available for the granting of options is an essential element of compensation if the Company is to be able to hire, retain and motivate the highly qualified officers and other key employees on which the Company depends. With few shares available for option grants under the Company's existing employee plans, the proposed 1998 Plan is truly needed.

We are also asking you to approve a proposed amendment of the Company's Articles of Incorporation which will free the Company from a Pennsylvania anti-takeover law that unduly limits the Company's flexibility.

The accompanying Proxy Statement, which I urge you to read carefully, describes these proposals and the reasons why the Board of Directors unanimously approved each one. Your Board of Directors recommends a vote FOR each proposal.

Whether or not you plan to attend, you can ensure that your shares are represented and voted at the Annual Meeting by following the instructions accompanying the enclosed proxy card.

On behalf of the Directors and our employees, let me thank you for your support.

Sincerely yours,


C. Scott Kulicke
Chairman of the Board
Chief Executive Officer

            [Insert Kulicke and Soffa Industries, Inc. name and logo]
                  2101 Blair Mill Road, Willow Grove, PA 19090

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                February 9, 1999
                                   ----------

     THE ANNUAL MEETING OF SHAREHOLDERS OF KULICKE AND SOFFA INDUSTRIES, INC. (the "Company") will be held on Tuesday, February 9, 1999, at 4:30 p.m. at the offices of the Company, 2101 Blair Mill Road, Willow Grove, Pennsylvania, for the following purposes:

     1.   Election of directors;

     2. Approval of an amendment to the Company's Articles of Incorporation providing that Subchapter E - Control Transactions of the Pennsylvania Business Corporation Law shall not be applicable to the Company;

     3.   Approval of the 1998 Employee Stock Option Plan;

     4. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending September 30, 1999; and

     5. Transaction of such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on December 14, 1998, as the record date for the determination of holders of Common Shares entitled to notice of and to vote at the meeting.

     All shareholders are cordially invited to attend the meeting, but whether or not you expect to attend the meeting in person, please follow the instructions accompanying the enclosed proxy in order that your stock may be voted by one of the various means available. If you attend the meeting, you may revoke your proxy and vote in person.




                                              By Order of the Board of Directors
                                              SUSAN WATERS
                                              Secretary

January 5, 1999

            [Insert Kulicke and Soffa Industries, Inc. name and logo]

                  2101 Blair Mill Road, Willow Grove, PA 19090


                                 PROXY STATEMENT


                                                                 January 5, 1999

     The enclosed proxy is solicited by the Board of Directors of the Company. This proxy statement and the enclosed proxy are being mailed on or about January 5, 1999. A copy of the Company's 1998 Annual Report to Shareholders (which includes the Company's Annual Report on Form 10-K) is also enclosed but is not to be considered as proxy solicitation material.

Voting and Revocability of Proxies


     The Board of Directors has fixed the close of business on December 14, 1998, as the record date for determination of the shareholders entitled to vote at the Annual Meeting. As of the record date, there were 23,401,794 Common Shares outstanding ("Common Shares" or "Common Stock"). Each such share is entitled to one vote on all matters to be presented to the meeting, except that cumulative voting is permitted in the election of directors. See "Item 1 -- ELECTION OF DIRECTORS."


     When proxies are properly dated, executed and returned or otherwise voted in accordance with the accompanying instructions, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholder. If no specific instructions are given, the shares will be voted FOR the following Items: (1) the election of the nominees for directors set forth herein; (2) approval of the amendment of the Articles of Incorporation providing that Subchapter E - Control Transactions of the Pennsylvania Business Corporation Law shall not be applicable to the Company; (3) approval of the 1998 Employee Stock Option Plan (the "1998 Plan"); and (4) ratification of the appointment of independent accountants. A proxy is revocable at any time prior to its use by delivering a subsequently executed proxy or written notice of revocation to the Secretary of the Company.

     A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum. If a quorum is present, (i) the two nominees for directors receiving the highest number of votes cast at the Annual Meeting will be elected and (ii) the affirmative vote of a majority of the total votes cast on the Item by all shareholders entitled to vote at the Meeting will be required to approve Items 2, 3, and 4. Abstentions, the withholding of authority to vote or the specific direction not to cast a vote, such as a broker non-vote, will not constitute the casting of a vote on any matter.

Security Ownership of Certain Beneficial Owners

     To the best knowledge of the Company, the only persons or groups of persons that owned beneficially more than 5% of the outstanding Common Shares of the Company as of December 1, 1998, were as follows:

                                                           Number of  Percent of
Name and Address                                           Shares          Class
----------------                                           ------          -----

Capital Guardian Trust Company (1) ...............        2,544,200        10.9%
333 South Hope Street
Los Angeles, CA 90071


----------
(1) Based on information provided pursuant to Schedule 13G filed with the Securities and Exchange Commission (the "SEC") on August 10, 1998. This share amount includes 222,200 shares held by Capital International, Inc. and 44,000 shares held by Capital International S.A., affiliated entities of Capital Guardian Trust Co. (the "Reporting Entity"). Previously, The Capital Group Companies, Inc., the parent holding company of the Reporting Entity and its listed affiliated entities, reported the beneficial ownership of all of such shares. On July 9, 1998 it filed a Schedule 13G indicating that it retained no beneficial ownership of shares held by its independent investment management affiliates.


                        ITEM 1 - - ELECTION OF DIRECTORS

     The Board of Directors currently consists of eight directors, divided into four classes of two directors each. The Board intends to cause Messrs. James W. Bagley and C. Scott Kulicke, the members of the class whose terms expire at the 1999 Annual Meeting, to be nominated for re-election at the 1999 Annual Meeting to serve until the 2003 Annual Meeting and until their successors have been duly elected and qualified. Each shareholder who so chooses may cumulate votes in the election of directors (i.e. may multiply the number of votes the shareholder is entitled to cast by the total number of directors to be elected (i.e., two) and cast the whole number of votes for one candidate or distribute them among some or all candidates). The proxy agents reserve the right to vote the proxies cumulatively, if necessary, in order that one or both of Messrs. James W. Bagley and C. Scott Kulicke will be re-elected to the Board of Directors. If either of the nominees should be unavailable at the time of the election, the persons named in the proxy may vote the proxies for such other persons as they may choose, unless the Board of Directors reduces the number of the directors to be elected.

     The following table provides certain information concerning: (i) Messrs. James W. Bagley and C. Scott Kulicke, (ii) the persons whose terms as directors will continue after the Annual Meeting, and (iii) the executive officers named in the Summary Compensation Table herein, including their ages, principal occupations and, as of December 1, 1998, beneficial shareholdings. Unless otherwise specified, such persons have held the positions indicated (other than directorships) for at least five years. To the best knowledge of the Company, each of the persons listed below has sole voting and investment power with respect to the beneficial shareholdings set forth, unless otherwise indicated.


                                                             Present                   Common Shares
                                            Director          Term                   Beneficially Owned
Name, Age and Occupation                     Since           Expires                 On December 1, 1998
------------------------                    --------         -------                -----------------------
                                                                                    Number          Percent
                                                                                    ------          -------
James W. Bagley (59),                        1993             1999                  20,000(1)        (2)
     Chairman     and    Chief
Executive   Officer   of   Lam
Research    Corporation,     a
leading     manufacturer    of
semiconductor       processing
equipment  since  August 1997.
From June 1996 to August 1997,
Chairman   of  the  Board  and
Chief  Executive   Officer  of
OnTrak   Systems,    Inc.,   a
developer   and   marketer  of
semiconductor wafer processing
equipment,  and  prior to June
1996,  Vice  Chairman  of  the
Board of  Directors of Applied
Materials,  Inc.,  the largest
supplier of wafer  fabrication
systems  to the  semiconductor
industry.     Currently,     a
director     of     KLA/Tencor
Corporation,            Micron
Technology,      Inc.,     and
Teradyne, Inc.


C. Scott Kulicke (49),                       1975             1999                665,140(1)(3)        2.8%
     Chairman of the Board and
Chief Executive Officer of the
Company.

Frederick W. Kulicke, Jr. (81),              1956             2000                  10,000(1)          (2)
     Retired co-founder of the
Company;  Co-Chairman  of  the
Board of Directors  and senior
executive  officer  from  1951
until his  retirement in 1979.
Father of C. Scott Kulicke.


                                                             Present                    Common Shares
                                            Director          Term                   Beneficially Owned
Name, Age and Occupation                     Since           Expires                 On December 1, 1998
------------------------                    --------         -------               -- --------------------
                                                                                    Number        Percent
                                                                                   --------       --------
John    A.    O'Steen    (54),               1988             2002                  16,000(1)(4)       (2)
     Executive  Vice President
Operations  (since  July 1998)
and     Executive      Officer
(1995-June       1998)      of
Cornerstone  Brands,  Inc.,  a
consumer  catalog  company and
Chairman   (since   1991)  and
Chief    Executive     Officer
(1991-1998) of Cinmar, Inc., a
mail  order  catalog   company
acquired by the predecessor of
Cornerstone      Brands     in
September 1995.  Currently,  a
director    of     Cornerstone
Brands, Inc. and Bill's Dollar
Stores,     Inc.     Formerly,
President,   Chief   Executive
Officer   and  a  director  of
Cincinnati Microwave,  Inc., a
manufacturer   of   electronic
products.

Allison F. Page (75),                        1962             2001                  10,520(1)          (2)
     Retired  partner  in  the
Philadelphia   law   firm   of
Pepper, Hamilton & Scheetz.

MacDonell   Roehm,  Jr.  (59),               1984             2002                  22,000(1)          (2)
     Chairman,  President  and
Chief  Executive   Officer  of
Bill's Dollar Stores,  Inc., a
chain  of  retail  convenience
stores,  from  1994  to  March
1998.   Prior  to  that  time,
Managing   Director   of   AEA
Investors,   Inc.,  a  private
investment firm.

Larry D.  Striplin,  Jr. (69),               1995             2000                   3,000(1)          (2)
     Chairman of the Board and
Chief  Executive   Officer  of
Nelson-Brantley          Glass
Contractors,   Inc.,  a  glass
contractor,    and   Clearview
Properties,   Inc.,   a   real
estate     rental     company.
Chairman    of   Circle    "S"
Industries,  Inc. and American
Fine Wire Corp. prior to their
acquisition  by the Company in
1995. Currently, a director of
MedPartners, Inc.


                                                             Present                 Common Shares
                                            Director          Term                   Beneficially Owned
Name, Age and Occupation                     Since           Expires                 On December 1, 1998
------------------------                    --------         -------                 -------------------
                                                                                     Number          Percent
                                                                                     ------          -------
C.    William    Zadel   (55),               1989             2001                    5,000(1)         (2)
     Chairman,  President  and
Chief  Executive   Officer  of
Millipore    Corporation,    a
global     manufacturer     of
filtration  and   purification
products and former  President
and Chief Executive Officer of
Ciba-Corning       Diagnostics
Corp.,  a   manufacturer   and
distributor     of     medical
diagnostic           products.
Currently,   a   director   of
Matritech, Inc.

Moshe O. Jacobi  (56),                         --               --                   25,117(1)         (2)
     Senior Vice  President of
the Company.

Morton   K.   Perchick   (61),                 --               --                   53,684(1)         (2)
Executive  Vice  President  of
the Company.

Clifford G. Sprague (55),                      --               --                   35,376(1)(5)      (2)
   Senior  Vice   President  and
Chief Financial Officer of the
Company.

Walter  E. Von  Seggern  (58),                 --               --                   27,408(1)         (2)
     Senior Vice  President of
the Company

All  directors  and  executive                 --               --                  893,327(6)         3.8%
officers   as  a   group   (13
persons).

----------
(1) Includes or consists of shares subject to outstanding options that are currently exercisable or exercisable within 60 days after December 1, 1998 in the following amounts: Mr. Bagley (10,000), Mr. Scott Kulicke (151,920), Mr. Fred Kulicke (10,000), Mr. O'Steen (6,000), Mr. Page (10,000), Mr.
     Roehm (20,000), Mr. Striplin (3,000), Mr. Zadel (5,000), Mr. Jacobi (24,280), Mr. Perchick (49,740), Mr. Sprague (27,454) and Mr. Von Seggern (25,900).

(2) Less than 1.0%.

(3) Includes 416,914 shares jointly held with Mr. Kulicke's wife.

(4) Includes 1,000 shares jointly held with Mr. O'Steen's wife.

(5) Includes 3,200 shares jointly held with Mr. Sprague's wife.

(6) Includes 343,294 shares subject to options that are currently exercisable or exercisable within 60 days after December 1, 1998. See also footnote (1) above.

For  further  information   concerning  Directors  and  Executive  Officers  see
"Additional Information."

              ITEM 2 - - AMENDMENT OF THE ARTICLES OF INCORPORATION

     In November 1998, the Company's Board of Directors (the "Board") unanimously adopted, subject to shareholder approval, an amendment to the Company's Articles of Incorporation adding a new Article 7 which provides that Subchapter E - Control Transactions (hereinafter referred to as "Subchapter E") of the Pennsylvania Business Corporation Law of 1988, as amended (the "Pennsylvania BCL"), shall not be applicable to the Company. Subchapter E, which is summarized below, is one of a number of so-called anti-takeover laws which Pennsylvania enacted during the 1980's to afford corporations incorporated in Pennsylvania and their shareholders protection against certain types of takeovers and acquisitions of control by third parties. However, Subchapter E permits Pennsylvania corporations to elect not to be governed by its provisions by amending their articles of incorporation to so provide. The Company's Board believes that Subchapter E unduly limits the Company's flexibility and, thus, is not in the best interests of the Company and its shareholders. ACCORDINGLY, THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENT TO THE ARTICLES OF INCORPORATION ELECTING NOT TO BE SUBJECT TO SUBCHAPTER E.

Summary of Subchapter E.

     Subchapter E (15 Pa. C.S. ss. ss. 2541-2548) essentially provides that, subject to certain exceptions, if a person or entity or a group of persons or entities acting together (hereinafter called a "controlling person or group") acquires voting power over voting shares of a publicly-traded Pennsylvania corporation, such as the Company, that would entitle the controlling person or group to cast at least 20% of the votes that all shareholders of the corporation would be entitled to cast in an election of directors of the corporation (the acquisition of such voting power being hereinafter referred to as a "control transaction"), then: (i) prompt notice of such control transaction must be given to the other holders of voting shares of the corporation; and (ii) any such holders who object to the control transaction and comply with specified procedures may demand that the controlling person or group purchase such objecting holders' voting shares for "fair value".

         The minimum value that such objecting holders are entitled to receive under Subchapter E is the highest price paid per share by the controlling person or group within the 90-day period ending on the date of the control transaction. If objecting holders believe the fair value of their voting shares is higher than this minimum amount, they are entitled to have the fair value of their voting shares determined by an appraiser appointed by the court. Any appraiser so appointed is required to determine the fair value of each voting share as of the date of the control transaction, taking into account all relevant factors, including an increment representing a proportion of any value payable for acquisition of control of the corporation. The appraisal costs are borne by the controlling person or group, and the appraised fair value, plus interest, is then paid to those holders who demanded the appraisal in return for their voting shares.

Reasons for the Proposed Amendment to the Company's Articles of Incorporation.

     While Subchapter E affords the Company and its shareholders some degree of protection against possible unwanted or unfair takeovers, the Board believes that Subchapter E unduly limits the Company's flexibility and, therefore, is not in the best interests of the Company and its shareholders.

     Unlike a number of other anti-takeover laws adopted by Pennsylvania and other states, Subchapter E does not exempt from its provisions control transactions which have been approved prior to their consummation by the disinterested directors of a corporation. Thus, Subchapter E might effectively prevent the Company from entering into certain types of transactions even though the Board may have determined that such transactions could benefit the Company and its shareholders. For example, the Company might wish to purchase another company through the issuance of a significant number of Company voting shares or to have an institutional investor or other investment entity or group acquire a significant voting share position in the Company. However, if either of the above two possible types of transaction would result in any person or group acquiring voting power over 20% or more of the voting shares of the Company, the transaction would be a control transaction, and such person or group would be a control person or group subject to Subchapter E. Accordingly, all the other holders of voting shares of the Company would be entitled to demand that the control person or group purchase their Company voting shares for fair value. It is highly unlikely that such a potential seller of a business to the Company or such a potential investor in the Company would agree to enter into the control transaction and run the risk that the other holders would exercise this right. It is for this reason that a number of other publicly-traded Pennsylvania corporations have elected not to have the provisions of Subchapter E be applicable to them.

     Approval of the proposed amendment to the Company's Articles of Incorporation to make Subchapter E inapplicable to the Company would permit control transactions, as defined under "Summary of Subchapter E" above, to take place without entitling other holders of Company voting shares to demand that they receive fair value for their voting shares as provided in Subchapter E, and would remove whatever deterrent effect that Subchapter E might have on possible changes of control and unfriendly or unfair takeovers of the Company. However, even if Subchapter E is no longer applicable to the Company, other provisions of the Company's Articles of Incorporation and By-laws and of the Pennsylvania BCL could have the effect of delaying or discouraging certain takeovers or changes in control of the Company. For example, the Company's Articles of Incorporation and By-laws contain provisions which: (i) classify the Board into four classes, with one class being elected each year; (ii) permit the Board to issue "blank check" preferred stock without shareholder approval; and (iii) prohibit the Company from engaging in certain business combinations with a holder of 20% or more of the Company's voting securities without super-majority board or shareholder approval. Further, under the Pennsylvania BCL, because the Company's By-laws provide for a classified Board, shareholders may only remove directors for cause.

     For the above reasons, the Board believes the proposed amendment to the Company's Articles of Incorporation electing not to be covered by Subchapter E is in the best interests of the Company and its shareholders. The Company has no present plans to enter into any control transaction within the meaning of Subchapter E, nor is it aware of any other person's or group's current intention to enter into a control transaction with respect to the Company.


                   ITEM 3 - - 1998 EMPLOYEE STOCK OPTION PLAN

     At the Annual Meeting, the shareholders also will be asked to approve the 1998 Plan which was unanimously approved by the Board of Directors in November 1998. The Board of Directors approved the Plan, which authorizes the granting of options to purchase up to 2,000,000 shares of Common Stock, because it believes that having shares available for the granting of options is an essential element of compensation if the Company is to be able to hire, retain and motivate the highly qualified officers and other key employees upon which the Company's continued success will, in large part, depend. Moreover, since the exercise price of options granted under the Plan must be equal to the fair market value of the Company's Common Shares on the date of grant, the options will only become of real value if the price of the option shares rises. Thus, the interests of optionees and other shareholders are closely aligned in having the Company prosper and share value increase. The Company intends to use stock options as an integral portion of total compensation. See "Compensation Committee Report on Executive Compensation - Equity Incentive."

     The Company currently has two option plans available for officers and key employees, the 1988 Employee Stock Option Plan ("1988 Employee Plan") and the 1994 Employee Stock Option Plan ("1994 Employee Plan"). As of December 1, 1998, a total of 49,206 Common Shares remained available for option grants under these plans. Those share numbers are clearly insufficient to meet the Company's anticipated needs for fiscal 1999 and the next several fiscal years.

     At present, approximately 100 employees of the Company and its corporate subsidiaries (including approximately 18 officers of the Company) would be eligible for grants under the 1998 Plan. To date, no options have been granted under the Plan, and there are no specific grants presently contemplated.

         THE BOARD OF DIRECTORS BELIEVES THAT HAVING SUFFICIENT SHARES
       AVAILABLE FOR THE GRANTING OF OPTIONS IS IMPORTANT TO THE SUCCESS
          OF THE COMPANY AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR
                APPROVAL OF THE 1998 EMPLOYEE STOCK OPTION PLAN.

Summary of the 1998 Plan

     The text of the 1998 Plan is attached as Appendix A to this Proxy Statement. The following description of the Plan is intended merely as a summary of its principal features and is qualified in its entirety by reference to the Plan.

     Under the 1998 Plan, 2,000,000 Common Shares (subject to possible adjustment to reflect stock dividends, stock splits, share combinations, and similar changes in the capitalization of the Company) are reserved for the granting of incentive stock options ("ISOs") and non-qualified stock options ("NQSOs"). (ISOs and NQSOs are collectively referred to as "Options"). Key employees of the Company and its subsidiaries are eligible to receive Options under the Plan. For purposes of the Plan, "subsidiary" generally means a subsidiary corporation of the Company. However, with respect to NQSOs, "subsidiary" may include any trade or business (whether or not incorporated) in which the Company owns a more than 50% equity interest. Options granted to key employees of any such non-corporate subsidiary may result in a charge to earnings in the Company's financial statements. For purposes of the Plan, a "Key Employee" is an officer or employee who occupies a responsible executive, professional, managerial or administrative position and who the Compensation Committee of the Company's Board of Directors (the "Compensation Committee") believes has the capacity to contribute to the success of the Company and its subsidiaries. Directors who are not also officers or employees of the Company are not eligible to participate in the Plan. No individual may be granted Options for more than 600,000 Common Shares over the life of the Plan.

     The Plan will be administered by the Compensation Committee, which is presently comprised of the following outside Directors of the Company: Messrs. John A. O'Steen, Chairman; James W. Bagley; and C. William Zadel. The Committee is authorized, subject to the terms of the Plan, to select Key Employees to be granted Options, to grant Options on behalf of the Company and to set the date of grant and the other terms of such Options, subject to the terms of the Plan.


     Options granted under the Plan must have an exercise price of not less than the fair market value of the Common Shares on the date of grant and may not extend for more than ten years, subject to more stringent limitations in the case of ISOs granted to an optionee who is a 10% or greater shareholder. Options are exercisable in such installments as the Compensation Committee may determine, but not earlier than 12 months from the date of grant except under specified circumstances. On December 15, 1998, the last reported sale price of the Company's Common Shares on the NASDAQ National Market was $17.625.

     Upon the termination of an optionee's employment for any reason other than death, disability, retirement or cause, Options held by an optionee may be exercised, to the extent exercisable on the date of termination (or to such greater extent as may be permitted by the Compensation Committee), until the earlier of the expiration date in the Option or three months after the date of termination of employment. If an optionee's employment terminates because of retirement (defined as retirement at or after age 65, unless an earlier retirement is expressly agreed to by the Company), death or disability, all remaining Options accelerate and the three-month period is extended to twelve months under most circumstances. If the Key Employee is terminated due to cause (which includes termination by reason of any dishonest or illegal act, or any willful refusal or failure to perform duties properly assigned), all Options held by the Key Employee will terminate concurrently upon receipt by the optionee of his or her notice of termination due to cause.

     The exercise price of Options may be paid in cash or its equivalent, or, if permitted by the Compensation Committee, in whole or in part by the delivery of other Common Shares owned by the Key Employee. The Compensation Committee, in its discretion, also may permit a Key Employee to satisfy the minimum required federal withholding tax relating to an Option through withholding of, or by returning to the Company, Common Shares which will be valued at their fair market value.

     ISOs are also subject to certain additional terms and conditions required by the Internal Revenue Code of 1986, as amended (the "Code"). To the extent that the fair market value (determined as of the date of the option grant) with respect to which ISOs are exercisable for the first time in any one year as to any optionee exceeds $100,000, such options shall be treated as a NQSO for tax purposes.

     On a change in control of the Company (as defined in Section 8 of the Plan), all outstanding Options become fully vested and exercisable. In the event of certain corporate reorganizations which do not constitute such a change in control, each outstanding Option will be assumed by the surviving or successor corporation, unless the Compensation Committee, upon advance notice, terminates all or a portion of the outstanding Options, in which case the Options will become fully vested and exercisable until termination.

     ISOs and, unless otherwise provided by the Committee, NQSOs granted under the Plan are not assignable or transferable otherwise than by will or by the laws of descent and distribution.

     The 1998 Plan became effective (subject to shareholder approval) on November 11, 1998, and terminates on November 10, 2008. The Board of Directors of the Company may amend, suspend or discontinue the Plan, and the Committee may amend any Options, at any time, provided that without the affirmative vote of holders of a majority of the Common Shares present, or represented, and entitled to vote at a duly held meeting of the shareholders of the Company, no such action may be taken to: (i) with respect to ISOs, change the class of employees eligible to participate in the Plan, increase the maximum number of Common Shares with respect to which ISOs may be granted under the Plan (except as permitted under the Plan with respect to capital adjustments), or extend the duration of the Plan, or (ii) enact any material amendment which would require shareholder approval pursuant to Treasury Regulation ss.1.162-27(e)(4)(vi) (e.g., an amendment to change the maximum number of shares for which grants may be made to any employee or the exercise price of Options granted under the
Plan). Compliance with Treasury Regulation ss.1.162-27 is desirable so that compensation recognized upon the exercise of NQSOs granted under the Plan may be excepted from the compensation deduction limitation of Section 162(m) of the Code. (See "Tax Treatment" below.)

Tax Treatment

     Based on the advice of counsel, the Company believes that, under Federal tax laws and regulations in effect on December 1, 1998, the principal Federal income tax consequences to the Company and to the optionees receiving ISOs and NQSOs pursuant to the Plan will be as follows:

     If an Option is treated as an ISO, the optionee will recognize no U.S. federal taxable income upon grant or exercise of the Option unless the alternative minimum tax rules apply. Upon an optionee's sale of the Common Shares received upon exercise of an Option (assuming that the sale occurs no sooner than two years after grant of the option and one year after exercise of the Option), any gain will be taxed to the optionee as capital gain. If the optionee disposes of the Common Shares prior to the expiration of the above holding period, the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the Common Shares at the exercise date or the sale price of the Common Shares. Any gain or loss recognized on such a disposition of the Common Shares in excess of the amount treated as ordinary income will be characterized as capital gain or loss. The Company will be allowed a business expense deduction to the extent the optionee recognizes ordinary income, subject to Section 162(m) of the Code.

     An optionee will not recognize any U.S. federal taxable income at the time the optionee is granted an NQSO. However, upon exercise of the Option, the optionee will recognize ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of the Common Shares over the exercise price, and the Company will be entitled to a deduction in the same amount at the time of exercise, subject to Section 162(m) of the Code. Upon an optionee's sale of such shares, any difference between the sale price and fair market value of such shares on the date of exercise will be treated as capital gain or loss and will qualify for capital gain or loss treatment if the Common Shares have been held for more than 12 months.

     Section 162(m) of the Code disallows tax deductions to public companies for compensation in excess of $1 million paid or accrued in taxable years beginning after January 1, 1994 to certain executive officers (generally consisting of the chief executive officer and the four other highest paid executive officers), unless such compensation is of a type that qualifies for exemption from that limitation. One such exemption is for performance based compensation, which can include compensation under a stock option plan, provided that certain requirements, including administration of the plan by "outside directors" and shareholder approval of the Plan are met. The Board of Directors intends to try to comply with such requirements with respect to the 1998 Plan to the extent reasonably practicable, but there can be no assurance that the Plan will initially or in the future so comply.

     Different rules for measuring ordinary income may apply if the optionee is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     The foregoing does not purport to be a complete summary of the effect of federal income taxation upon holders of Options or upon the Company. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside.

                ITEM 4 - - APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     At the recommendation of the Audit Committee, the Board of Directors has appointed PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending September 30, 1999. Price Waterhouse LLP (which merged with Coopers & Lybrand LLP in 1998 to become

PricewaterhouseCoopers LLP) has served as the Company's independent accountants for a number of years. The election of independent accountants by the shareholders is not required by law or by the Company's By-laws. Traditionally, the Company has submitted this matter to the shareholders for ratification and believes that it is good practice to continue to do so. If a majority of the votes cast on this matter are not cast in favor of the reappointment of PricewaterhouseCoopers LLP, the Company will appoint other independent accountants as soon as is practical and before the close of the 1999 fiscal year.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to make a statement if it so desires and will be available to respond to any appropriate questions.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE
                   APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

                             ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports.

     Based solely on the Company's review of the copies of these reports received by it, and written representations received from reporting persons with respect to the filing of reports on Forms 3, 4 and 5, the Company believes that all filings required to be made by the reporting persons for Fiscal 1998 were made on a timely basis.

Summary Compensation Table

     The following table sets forth information with respect to the compensation received by the Chief Executive Officer and the four other most highly compensated executive officers of the Company (together with the Chief Executive Officer, the "named executive officers") for the fiscal year ended September 30, 1998 ("Fiscal 1998"), as well as the compensation received by each such individual for the Company's previous two fiscal years ("Fiscal 1997" and "Fiscal 1996," respectively).

                                                                                Annual                              Long Term
                                                                             Compensation                      Compensation Awards
                                                                             ------------                      -------------------
                                                                                                                               All
                                                                                                Other      Securities         Other
                                                                                                Annual     Underlying        Compen-
             Name and                               Fiscal       Salary         Bonus           Compen-      Options          sation
        Principal Position                           Year        ($)(1)       ($)(1)(2)         sation($)(3)   (#)            ($)(4)
------------------------------------------------------------------------------------------------------------------------------------

C. Scott Kulicke                                     1998       $366,928       $112,665       $  6,084        110,200       $ 17,972
        Chairman of the Board and                    1997        320,765        580,800          4,915         63,000         16,472
        Chief Executive Officer                      1996        300,000            -0-          4,922         31,700         16,472

Morton K. Perchick                                   1998       $220,000       $211,673       $  7,275         49,600       $ 18,375
        Executive Vice President                     1997        217,115        168,287          6,127         29,100         17,079
                                                     1996        210,623         63,205          5,883         15,000         16,644

Moshe O. Jacobi                                      1998       $212,128       $109,536       $ 19,384         34,000       $ 54,519
        Senior Vice President                        1997        223,935         92,400         26,356         21,000         65,135
                                                     1996        184,275         33,900         41,469         11,000         56,589

Clifford G. Sprague                                  1998       $203,846       $ 54,799       $  6,303         37,500       $ 11,469
        Senior Vice President and                    1997        186,785        149,978          4,943         21,400          9,709
        Chief Financial Officer                      1996        179,550         22,445          4,816         11,200          9,214

Walter E. Von Seggern                                1998       $187,923       $ 40,555       $  6,709         42,100       $ 12,176
        Senior Vice President                        1997        170,846        142,065          5,149         18,200          9,744
                                                     1996        161,500         29,070          4,215          9,600         10,376

----------

(1) Includes amounts earned but deferred at the election of executive officers under the Company's Officers' Deferred Compensation Plan.

(2) These amounts represent incentive payments to the named executive officers as participants in the Company's Executive Incentive Compensation Plan with respect to the fiscal year indicated. (See "Compensation Committee Report on Executive Compensation" herein.)

(3) These amounts for Messrs. Kulicke, Perchick, Sprague and Von Seggern represent reimbursement to them by the Company for taxes paid by them on Company-provided automobiles. The amount set forth for Mr. Jacobi for Fiscal 1996 includes amounts for reimbursement of taxes paid by Mr. Jacobi on Company-provided automobiles, $11,977 for travel expenses for accompanying family members and $27,412 for relocation benefits paid to Mr. Jacobi in connection with his move from Israel to the United States. The amount set forth for Mr. Jacobi for Fiscal 1997 includes reimbursement of taxes paid by Mr. Jacobi on Company-provided automobiles, $5,523 for travel expenses for accompanying family members and $15,572 for relocation benefits in connection with his move from Israel to the United States. The amount set forth for Mr. Jacobi for Fiscal 1998 includes reimbursement of taxes paid by Mr. Jacobi on Company-provided automobiles, $4,960 for travel expenses for accompanying family members and $7,715 for relocation benefits in connection with his move from Israel to the United States.

(4) Amounts indicated for Mr. Kulicke for Fiscal 1996, 1997 and 1998 include the Company's matching contribution to the 401(k) Incentive Savings Plan, and $2,222 of forgiveness of interest and principal on a loan made by the Company pursuant to a 1978 loan program which was established to permit certain officers of the Company to purchase Common Shares. This column also includes, for Fiscal 1996, 1997 and 1998, the Company's matching contribution to the 401(k) Incentive Savings Plan with respect to Messrs. Perchick, Sprague and Von Seggern. With respect to Mr. Jacobi, this column contains for Fiscal 1996, 1997 and 1998 the Company's matching contributions to an Israeli voluntary matched savings plan and to the Company's 401(k) Incentive Savings Plan and the Company's contribution to an Israeli pension and severance insurance plan in which Mr. Jacobi participates (see "Pension Plan" below) as follows:

                                                       1996      1997      1998
                                                     -------   -------   -------

     Israeli voluntary matched savings plan          $33,812   $35,736   $35,736
     Israeli pension and severance insurance plan     16,223    16,944    16,934
     Company's 401(K) Incentive Savings Plan           6,554    12,455     1,849
                                                     -------   -------   -------
                                                     $56,589   $65,135   $54,519

     Effective January 1, 1996, the Company enhanced the 401(k) Incentive Savings Plan, including an increase in the Company's matching contribution, to offset the freezing of benefits under the pension plan. See "Pension Plan" below.

Stock Option Tables

     The following tables set forth information with respect to: (i) stock option grants by the Company to the named executive officers in Fiscal 1998, and
(ii) the aggregate option exercises by each named executive officer during fiscal 1998, and the number of unexercised options and the value of unexercised in-the-money options held by each named executive officer at the Fiscal 1998 year-end, respectively.


                                               Option Grants in Fiscal 1998

                                                    Individual Grants
                         --------------------------------------------------------------------------
                                                                                                      Potential Realizable Value
                         Number of          % of Total                                                at Assumed Annual Rates of
                           Shares            Options                                                   Stock Price Appreciation
                         Underlying         Granted to       Exercise                                     for Option Term(3)
                          Options          Employees in      Price Per         Expiration                 ------------------
          Name           Granted(1)        Fiscal Year(2)     Share               Date                  5%                  10%
------------------------------------------------------------------------------------------------------------------------------------

C. Scott Kulicke            75,300(4)                        $   13.44           9-18-08           $  636,363          $1,612,675
                            34,900                               36.81          10-14-07              807,971           2,047,567
                           -------                                                                 ----------          ----------
                           110,200            8.48%                                                $1,444,334          $3,660,242


Morton K. Perchick          33,700(4)                            13.44           9-18-08           $  284,799          $  721,741
                            15,900                               36.81          10-14-07              368,101             932,845
                           -------                                                                 ----------          ----------
                            49,600            3.82%                                                $  652,900          $1,654,586

Moshe O. Jacobi             23,000(4)                            13.44           9-18-08           $  194,373          $  492,583
                            11,000                               36.81          10-14-07              254,661             645,364
                           -------                                                                 ----------          ----------
                            34,000            2.62%                                                $  449,034          $1,137,947

Clifford G. Sprague         25,400(4)                            13.44           9-18-08           $  214,656          $  543,982
                            12,100                               36.81          10-14-07              280,127             709,900
                           -------                                                                 ----------          ----------
                            37,500            2.88%                                                $  494,783          $1,253,882

Walter E. Von Seggern       30,800(4)                            13.44           9-18-08           $  260,290          $  659,633
                            11,300                               36.81          10-14-07              261,606             662,965
                           -------                                                                 ----------          ----------
                            42,100            3.24%                                                $  521,896          $1,322,598


(1) All options granted to named executive officers in Fiscal 1998 were granted under the 1994 Employee Stock Option Plan and generally become exercisable commencing one year from the date of grant in installments of 20% per year.

(2) The Company granted options to employees to purchase a total of 1,300,000 shares during Fiscal 1998.

(3) These amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date.

(4) These shares represent options for the 1999 fiscal year granted by the Compensation Committee of the Board at its September 18, 1998 meeting.

     Aggregated Option Exercises in Fiscal 1998 and 1998 Fiscal Year-End Option Values

                                                                   Number of Shares
                                                                     Underlying
                                                                     Unexercised             Value of Unexercised
                                                                   Options at Fiscal         In-the-Money Options
                                                                       Year-End              at Fiscal Year-End(1)
                               Shares                             ----------------------     ----------------------
                            Acquired on                           Exercis-    Unexercis-     Exercis-    Unexercis-
          Name                Exercise       Value Realized         able        able          able        able
------------------------------------------------------------------------------------------------------------------------------------
C. Scott Kulicke ....             --                 --           112,920      203,780      $694,222     $223,369

Morton K. Perchick ..             --                 --            30,060       95,680       106,963      115,433

Moshe O. Jacobi .....             --                 --            12,480       63,080        29,415       60,675

Clifford G. Sprague .          1,606           $ 28,997            12,274       72,500        34,341       90,025

Walter E. Von Seggern             --                 --            14,000       69,500        51,059       65,021

----------
(1) In-the-money options are those where the fair market value of the underlying shares exceeds the exercise price of the option. The closing price of the Company's Common Shares on September 30, 1998, the end of its 1998 fiscal year, was $13.625 per share.

Pension Plan

     The Company has maintained a tax-qualified defined benefit pension plan, which covered U.S. employees who had reached age 21 and completed one year of service. Effective December 31, 1995, benefit accruals under the Company's pension plan were frozen. Retirement benefits under this pension plan are determined under a formula based on length of service and average compensation in the three consecutive calendar years during the ten year period ended December 31, 1995, producing the highest average (subject to certain Internal Revenue Code limits). Assuming normal retirement at age 65 and election of payment in the form of an annuity, the named executives would receive the following amounts under the pension plan: C. Scott Kulicke - $57,996; Morton K. Perchick; - $29,951; Clifford G. Sprague $15,793 and Walter Von Seggern $7,374.

     Prior to 1996, Moshe Jacobi, a named executive officer of the Company, was an officer of Micro-Swiss Ltd., one of the Company's Israeli subsidiaries. Under Israeli law, Micro-Swiss is required to make severance payments to dismissed employees. In order to fund this severance obligation, provide pension benefits required by a general industry collective agreement regarding comprehensive pensions, and provide death and disability benefits to its employees, Micro-Swiss has obtained, over time, certain insurance plans offered by Israeli insurance companies. Each of the plans provides severance, pension and disability benefits for covered employees in consideration of the payment of premiums based upon the employee's monthly salary. For pension benefits, Micro-Swiss makes a matching payment of approximately 5% of the employee's monthly salary; for severance benefits, Micro-Swiss makes a payment of approximately 8.3% of the employee's monthly salary; and for disability benefits, Micro-Swiss makes a payment of approximately 2.5% of the employee's monthly salary. The Company continued making these severance, pension and disability premium payments on behalf of Mr. Jacobi during 1996, 1997 and 1998. Upon retirement, participating employees like Mr. Jacobi are entitled to the amount in their pension plan account which they may elect to receive in a lump-sum payment or in the form of an annuity.

Termination of Employment and Change in Control Arrangements

     The Company has Termination of Employment Agreements with its executive officers which provide that in the event of certain changes in control, as defined in the agreements, the officer who is a party to such agreement and whose employment terminates, other than voluntarily or for cause, within 18 months after such change in control, will be entitled to termination pay equal to the lesser of a specified number of months' target total cash compensation (base salary plus incentives) for the year in which the change in control occurs or $10 less than the amount which would subject the officer to excise tax with respect to such payment under Section 4999 of the Internal Revenue Code or would make payment thereof non-deductible by the Company under Section 280G of the Code. Such agreements were renewed by the Board of Directors in December 1997 and are all currently scheduled to expire on December 31, 2000, unless extended. The named executive officers' Termination of Employment Agreements provide for payment of the following number of months' target total cash compensation: Mr.
C. Scott Kulicke, 30 months; Mr. Jacobi, 18 months; Mr. Perchick, 18 months; Mr. Sprague, 18 months; and Mr. Von Seggern 18 months.

     In addition to the payments described above, Mr. Jacobi is entitled to receive certain severance payments under the private insurance company plan described under the heading "Pension Plan" above.

     Under the Company's 1994 Employee Stock Option Plan (and under the 1998 Employee Stock Option Plan proposed in Item 3 herein), in the event of a change in control of the Company (as defined in those plans), all outstanding options become fully vested and exercisable. Under the Company's 1997 Non-Qualified Stock Option Plan for Non-Employee Directors (the "1997 Director Plan"), if the Company is a party to any merger in which it is not the surviving entity, or any consolidation or dissolution, all outstanding options will terminate and the optionee will receive, in cash, from the Company an amount equal to the fair market value of the shares subject to his or her outstanding options less the amount which would be required to exercise such options. Under the Company's 1988 Employee Stock Option Plan and 1988 Non-Qualified Stock Option Plan for Non-Officer Directors (the "1988 Director Plan"), if the Company is a party to any merger in which it is not the surviving entity, or any consolidation or dissolution, all outstanding options will terminate and the optionee will receive, in cash, from the Company an amount equal to the fair market value of the shares subject to then exercisable options less the amount which would be required to exercise such options. Under the Company's Officers' Deferred Compensation Plan, on a change in control (as defined in that plan) participants receive a lump sum payment of the value of their accounts.

Board Matters

     In Fiscal 1998, the Board of Directors met six times. Five of such meetings were regular meetings and one such meeting was a special meeting. Directors who are not officers of the Company receive a quarterly retainer of $3,000, plus $2,000 for each regular meeting of the Board attended and $1,000 for each special meeting of the Board attended. Committee Chairmen also are paid an annual retainer of $2,000, and committee members are paid $1,000 for each committee meeting not held on the date of a Board meeting. All of the incumbent directors, with the exception of James W. Bagley, attended at least 75% of the Board and applicable committee meetings in Fiscal 1998.

     Each member of the Board who is not also an officer or employee of the Company is eligible to participate in the 1988 and 1997 Director Plans. Pursuant to the 1988 Directors Plan (which terminated in 1998), options to purchase 5,000 Common Shares were automatically granted to each eligible director on the last day of each February on which the Company's shares were publicly traded through 1998, and the 1997 Directors Plan provides for similar grants in each of the years 1999 through 2008. The exercise price of all such options is equal to 100% of the fair market value of the Company's Common Shares on the date of grant. Options granted under the 1988 and 1997 Directors Plans become exercisable in 20% annual increments commencing on the first anniversary of the date they are granted.

     See also "Certain Relationships and Related Transactions" below.

     The Company has standing Audit and Compensation Committees. There is no standing Nominating Committee. The Audit Committee, comprised of Messrs. MacDonell Roehm, Jr., Chairman, Frederick W. Kulicke, Jr. and Allison F. Page, met twice during Fiscal 1998. The principal duties of the Audit Committee are to recommend independent public accountants for appointment by the Company; review with the independent accountants the planned scope and results of the annual audit and their reports and recommendations; and review with the independent accountants matters relating to the Company's system of internal controls. The Compensation Committee, comprised of Messrs. John A. O'Steen, Chairman, James W. Bagley and C. William Zadel, met five times during Fiscal 1998. The principal duties of the Compensation Committee are to approve compensation arrangements for the executive officers and senior managers of the Company and to administer the Company's stock option plans.

Certain Relationships and Related Transactions

     On October 2, 1995, the Company acquired American Fine Wire Corporation ("AFW") through the merger of a subsidiary of the Company into Circle "S" Industries, Inc., the parent corporation of AFW ("Circle S"). Larry D. Striplin, Jr., a director of the Company and former director of Circle S, and various members of his family and related trusts owned slightly more than a majority of the outstanding common stock of Circle S. In connection with the AFW acquisition, the Company's Board agreed to elect, and on December 12, 1995 did elect, Larry D. Striplin, Jr. as a director of the Company. Mr. Striplin subsequently was reelected a director of the Company at its 1996 Annual Meeting of Shareholders for a four-year term. Pursuant to the AFW acquisition, the Company also assumed a 1990 employment and non-competition agreement between Circle S and Mr. Striplin providing for payments to him or his estate of $200,000 per year for five years following the date of the AFW acquisition. Mr. Striplin's employment by Circle S and AFW terminated at the time of such acquisition.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Company's Board of Directors, comprised entirely of outside directors, is responsible for approving compensation arrangements for the officers and senior managers of the Company.

     The Compensation Committee seeks to achieve the following goals with the Company's executive compensation programs: to attract and retain key executives; to motivate and reward executives for the attainment of corporate and individual performance objectives; and to provide executives with an opportunity to acquire an equity interest in the Company. The Compensation Committee seeks to foster a performance-oriented environment by tying a significant portion of each executive's cash compensation to the achievement of objectives that are important to the Company.

     The Company's Executive Incentive Compensation Plan is currently comprised of three principal components: base salary; cash incentive; and equity incentive in the form of stock options granted under the Company's stock option plans.

Target Total Cash Compensation

     Target total cash compensation for each executive is established based on marketplace data. For this purpose, in Fiscal 1998 the Company utilized principally the data for companies with sales between $200 million and $499 million as reported by nationwide participants in the Alexander & Alexander Consulting Group/Radford Associates' 1997 Management Compensation Report. Participants in that nationwide survey are not limited to the companies included in the peer group established to compare shareholder returns in the performance graph included below because the Compensation Committee believes that the Company's competitors for executive talent are not limited to that peer group.

Base Salary and Cash Incentive

     Once target total cash compensation has been established for each executive, the total compensation is divided into a base salary portion and a cash incentive portion. Generally, the higher the level of responsibility of the executive within the Company, the greater the portion of that executive's target total cash compensation that consists of the cash incentive component. At budgeted performance levels, targeted cash incentive ranges from approximately 37.5% to 56% of targeted total cash compensation (60% to 125% of base salary) for the named executive officers.

     In Fiscal 1998, the cash incentive portion of the compensation of participants in the Executive Incentive Compensation Plan was based upon achievement of specified operating profit margins, return on assets and performance goals. Based principally upon achievement of individual and business unit performance goals, an aggregate of $572,097 was earned by and awarded to the Company's six executive officers under the Plan.

Equity Incentive

     The Company grants stock options annually to all participants in the Executive Incentive Compensation Plan. The purpose of these grants is to give participants a stake in the success of the Company as measured by the stock market's assessment of the Company's performance. The number of options granted to each participant is generally determined on the basis of a percentage of target total cash compensation that varies depending on the participant's level of responsibility. The extent of existing options or stock ownership is not generally considered in granting options, except that the Company sometimes grants an initial round of options to newly recruited executives to provide them with some stake in the Company's success from the commencement of their employment.

     The option grants to executive officers on October 14, 1997 amounted to approximately .37% of the Company's Common Shares outstanding on or about the date of the grants. The option grants to executive officers for Fiscal 1999, which occurred on September 18, 1998, amounted to approximately .93% of the Company's Common Shares outstanding on or about the date of the grants.

Chief Executive Officer Compensation

     The Compensation Committee uses the same factors in determining the compensation of the Chief Executive Officer as it does for the other participants in the Executive Incentive Compensation Plan. Following an analysis of marketplace data and a subjective assessment of the Chief Executive Officer's performance, the Compensation Committee approved an increase in the annual base salary of the Chief Executive Officer from $330,000 to $370,000 for Fiscal 1998. As in the case of the other participants in the Executive Incentive Compensation Plan, the Chief Executive Officer received a cash incentive payment for Fiscal 1998, which amounted to $112,665 based on the considerations described in "Base Salary and Cash Incentive" above.

     The Compensation Committee is mindful of the potential impact upon the Company of Section 162(m) of the Internal Revenue Code, which prohibits public companies from deducting certain executive remuneration in excess of $1,000,000. While reserving the right of the Company to offer such compensation arrangements as may be from time-to-time necessary to attract and retain top-quality management, the Compensation Committee intends generally to structure such arrangements, where feasible, so as to minimize or eliminate the impact of the limitations of Section 162(m) of the Code.

                           THE COMPENSATION COMMITTEE

                            JOHN A. O'STEEN, CHAIRMAN
                                 JAMES W. BAGLEY
                                C. WILLIAM ZADEL


Performance Graph


     The graph set forth below compares, for Fiscal 1994 through Fiscal 1998, the yearly change in the cumulative total returns to holders of Common Shares of the Company with the cumulative total return of a peer group selected by the Company and of the NASDAQ Stock Market-US Index. The peer companies are all among the top 25 semiconductor capital equipment suppliers in the world and were selected by the Company based principally on nature of business, revenues, employee base, technology base, market share, customer and customer relationships. The peer group is composed of Advanced Semiconductor Materials International N.V., Applied Materials, Inc., BTU International, Inc., Electro Scientific Industries, Inc., FSI International, Inc., Genus, Inc., KLA - Tencor Corp., Lam Research Corp., LTX Corp., Novellus Systems, Inc., Silicon Valley Group, Inc., Teradyne Inc. and Varian Associates, Inc. The graph assumes that the value of the investment in the relevant stock or index was $100 at September 30, 1993 and that all dividends were reinvested. Total returns are calculated based on a fiscal year ending September 30. For purposes of the peer group index, the peer group companies have been weighted based upon their relative market capitalization. The closing market price of the Company's Common Shares as of September 30, 1998 was $13.625. The closing market price of such shares on December 15, 1998 was $17.625.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN(*)
                    AMONG KULICKE & SOFFA INDUSTRIES, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                                AND A PEER GROUP


[OBJECT OMITTED]

[THE FOLLOWING TABLE WAS  REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL.]

                                    Sept. 30      Sept. 30       Sept. 30       Sept. 30       Sept. 30       Sept. 30
                                      1993          1994           1995           1996           1997           1998
KULICKE & SOFFA INDUSTRIES, INC.    $100.00       $ 56.52        $253.91        $ 79.13        $322.17        $ 94.78
PEER GROUP                           100.00        130.32         265.67         145.04         405.16         179.09
NASDAQ STOCK MARKET (U.S.)           100.00        100.83         139.28         165.24         226.81         231.84


(*) $100 invested on 9/30/93 in stock or index - including reinvestment of dividends. Fiscal year ending September 30.

                              SHAREHOLDER PROPOSALS

     Proposals which shareholders desire to have included in the Company's proxy statement for the Annual Meeting in 2000 pursuant to Securities Exchange Act Regulation 14a-8 must be addressed to the Secretary of the Company and received by the Company on or before September 2, 1999.

                                  OTHER MATTERS

     The cost of soliciting proxies will be borne by the Company. The Company has retained Corporate Investor Communications, Inc., to solicit proxies for a fee of $7,500 plus reimbursement of reasonable expenses. Proxies may also be solicited by certain officers and regular employees of the Company personally or by written communication, telephone, telegraph or other means, for which they will receive no compensation in addition to their normal compensation. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for their reasonable out-of-pocket and clerical expenses.

     Although the Company knows of no items of business which will be presented at the Annual Meeting other than those described herein, proxies in the accompanying form will confer discretionary authority to the proxy agents with respect to any other matters which may come before the meeting to the extent permitted by the applicable rules of the Securities Exchange Commission. In this regard, the Company intends to avail itself of the provisions of Rule 14a-4(c)(i) which grants the proxy agents discretionary authority to vote on any shareholder proposals presented at the meeting of which the Company has not received notice at least 45 days before the anniversary of the date on which the Company first mailed its proxy materials for last year's Annual Meeting. The Company received no notice of any shareholder proposal by such anniversary date (i.e. November 22, 1998).

     The Company, upon request, will furnish to record and beneficial holders of its Common Stock, free of charge, a copy of its Annual Report on Form 10-K (including financial statements and schedules but without exhibits) for fiscal 1998. Copies of exhibits to the Form 10-K also will be furnished upon request and the payment of a fee of $.50 per page. All requests should be directed to the Investor Relations Department of the Company at the offices of the Company set forth on page 1 of this proxy statement.

     In addition, electronic copies of the Company's fiscal 1998 Annual Report, Form 10-K and proxy statement will be available on the Company's website at www.kns.com/ir/proxy/proxy.htm after the reports are mailed to shareholders in early January 1999.


                                              By Order of the Board of Directors
                                              SUSAN WATERS
                                              Secretary

                                                                      APPENDIX A


                       KULICKE AND SOFFA INDUSTRIES, INC.

                      1998 EMPLOYEE INCENTIVE STOCK OPTION
                       AND NON-QUALIFIED STOCK OPTION PLAN
                          (Effective November 11, 1998)

                                    SECTION 1
                                     Purpose

     This KULICKE AND SOFFA INDUSTRIES, INC. 1998 EMPLOYEE STOCK OPTION PLAN ("Plan") is intended to provide a means whereby KULICKE AND SOFFA INDUSTRIES, INC. ("Company") and any Subsidiary (as hereinafter defined) may, through the grant of incentive stock options and non-qualified stock options (collectively, "Options") to officers and other Key Employees (as defined in Section 3), attract and retain such Key Employees and motivate such Key Employees to exercise their best efforts on behalf of the Company and of any Subsidiary.

     As used in the Plan, the term "incentive stock options" ("ISOs") means Options which qualify as incentive stock options within the meaning of section 422 of the Internal Revenue Code of 1986, as amended ("Code"), at the time they are granted and which are either designated as ISOs in the Grant Letters (as hereinafter defined) covering such Options or which are designated as ISOs by the Committee (as defined in Section 2 hereof) at the time of grant. The term "non-qualified stock options" ("NQSOs") means all other Options granted under the Plan. The term "Subsidiary" means any corporation (whether or not in existence at the time the Plan is adopted) which, at the time an Option is granted, is a subsidiary of the Company under the definition of "subsidiary corporation" contained in section 424(f) of the Code. With respect to NQSOs, the term Subsidiary shall also mean any trade or business (whether or not incorporated and whether or not in existence at the time the Plan is adopted) in which, at the time the NQSO is granted, the Company owns a more than 50% equity interest.


                                    SECTION 2
                                 Administration

     The Plan shall be administered by the Company's Compensation Committee ("Committee"), which shall consist solely of not fewer than two (2) "non-employee directors" (within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, or any successor thereto) of the Company who are also "outside directors" (within the meaning of Treas. Reg. ss.1.162-27(e)(3), or any successor thereto), who shall be appointed by, and shall serve at the pleasure of, the Company's Board of Directors ("Board"). Each member of such Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company.

     The Committee shall have full and final authority in its absolute discretion, subject to the terms of the Plan, to select the persons to be granted ISOs and NQSOs under the Plan, to grant Options on behalf of the Company, and to set the date of grant and the other terms of such Options. The Committee may correct any defect, supply any omission and reconcile any inconsistency in the Plan and in any Option granted hereunder in the manner and to the extent it shall deem desirable. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its shareholders and all officers and employees and former officers and employees, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

     No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.


                                    SECTION 3
                                   Eligibility

     The class of employees who shall be eligible to receive Options under the Plan shall be the Key Employees (including any directors who also are Key Employees) of the Company and/or of a Subsidiary. Key Employees of the Company and/or of a Subsidiary which is a "subsidiary corporation" (within the meaning of section 424(f) of the Code) of the Company shall be eligible to receive ISOs and/or NQSOs. Key Employees of a Subsidiary which is not a "subsidiary corporation" (within the meaning of section 424(f) of the Code) shall be eligible to receive NQSOs only. A "Key Employee" is an officer or other employee who occupies a responsible executive, professional, managerial or administrative position and who the Committee believes has the capacity to contribute to the long-term success of the Company and its Subsidiaries. More than one Option may be granted to a Key Employee under the Plan.


                                    SECTION 4
                                      Stock

     The number of shares of common stock of the Company, no par value ("Common Shares"), that may be subject to Options under the Plan shall be 2,000,000 shares, subject to adjustment as hereinafter provided. Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, as the Company may determine from time to time. Any Common Shares subject to an Option which expires or otherwise terminates for any reason whatever (including, without limitation, the Key Employee's surrender thereof) without having been exercised shall continue to be available for the granting of Options under the Plan.

     Notwithstanding anything in this Plan to the contrary, no Key Employee shall receive Options for more than 600,000 Common Shares under the Plan. If an Option is cancelled, the Common Shares covered by the cancelled Option shall be counted against such maximum number of shares for which Options may be granted to a single Key Employee. If the exercise price of an Option is reduced after the date of grant, the transaction shall be treated as a cancellation of the original Option and the grant of a new Option for purposes of counting the maximum number of shares for which Options may be granted to a single Key Employee.

                                    SECTION 5
                                  Annual Limit

     (a) ISOs. The aggregate Fair Market Value (determined as of the date the ISO is granted) of the Common Shares with respect to which ISOs become exercisable for the first time by a Key Employee during any calendar year (under this Plan and any other ISO plan of the Company, of any parent corporation (within the meaning of section 424(e) of the Code ("Parent")), or of any subsidiary corporation (within the meaning of section 424(f) of the Code) shall not exceed $100,000. The term "Fair Market Value" shall mean the value of the Common Shares arrived at by a good faith determination of the Committee and shall be:

               (1) The quoted closing price, if there is a market for and there are sales of Common Shares on a registered securities exchange or in an over the counter market, on the date specified;

               (2) The weighted average of the quoted closing prices on the nearest date before and the nearest date after the specified date, if there are no sales of Common Shares on the specified date but there are such sales on dates within a reasonable period both before and after the specified date;

               (3) The mean between the bid and asked prices, as reported by the National Quotation Bureau on the specified date, if actual sales are not available during a reasonable period beginning before and ending after the specified date; or

               (4) Such other method of determining Fair Market Value as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Committee.

     Where the Fair Market Value of Common Shares is determined under (2) above, the average of the closing prices on the nearest sales date before and the nearest date after the specified date shall be weighted inversely by the respective numbers of trading days between the dates of reported sales and the specified date (i.e., the valuation date), in accordance with Treasury Regulation ss. 20.2031-2(b)(1), or any successor thereto, under the Code.

     (b) Options Over Annual Limit. If an Option intended as an ISO is granted to a Key Employee and such Option may not be treated in whole or in part as an ISO pursuant to the limitation in (a) above, such Option shall be treated as an ISO to the extent it may be so treated under such limitation and as an NQSO as to the remainder. For purposes of determining whether an ISO would cause such limitation to be exceeded, ISOs shall be taken into account in the order granted.

     (c) NQSOs. The annual limit set forth above for ISOs shall not apply to NQSOs.

                                    SECTION 6
                                     Options

     (a) Granting of Options. From time to time until the expiration or earlier suspension or discontinuance of the Plan, the Committee may, on behalf of the Company, grant to Key Employees under the Plan such Options as it determines are warranted, subject to the limitations of the Plan; provided, however, that grants of ISOs and NQSOs shall be separate and not in tandem (i.e., a Key Employee's exercise of an ISO shall not affect his or her right to exercise an NQSO, and vice versa). The granting of an Option under the Plan shall not be deemed either to entitle the Key Employee to, or to disqualify the Key Employee from, any participation in any other grant of Options under the Plan. In making any determination as to whether a Key Employee shall be granted an Option and as to the number of shares to be covered by such Option, the Committee shall take into account the duties of the Key Employee, the Committee's views as to his or her present and potential contributions to the success of the Company or a Subsidiary, and such other factors as the Committee shall deem relevant in accomplishing the purposes of the Plan. Moreover, the Committee may determine that the Grant Letter (as defined below) shall provide that said Option may be exercised only if certain conditions, as determined by the Committee, are fulfilled.

     (b) Terms and Conditions of Options. The Options granted pursuant to the Plan shall specify whether they are ISOs or NQSOs; however, if the Option is not designated in the Grant Letter as an ISO or NQSO, the Option shall constitute an ISO if it complies with the terms of section 422 of the Code, and otherwise, it shall constitute an NQSO. In addition, the Options granted pursuant to the Plan shall include expressly or by reference the following terms and conditions, as well as such other provisions not inconsistent with the provisions of this Plan as the Committee shall deem desirable, and for ISOs granted under this Plan, the provisions of section 422(b) of the Code:

          (1) Number of Shares. A statement of the number of Common Shares to which the Option pertains.

          (2) Price. A statement of the Option exercise price, which shall be determined and fixed by the Committee in its discretion at the time of grant, but shall not be less than 100% (110% in the case of an ISO granted to a more than 10% shareholder as provided in Subsection (10) below) of the Fair Market Value of the optioned Common Shares on the date the Option is granted.

          (3) Term.

               (A) ISOs. Subject to earlier termination as provided in Subsections (5) through (8) below, the term of each ISO shall be not more than 10 years (5 years in the case of a more than 10% shareholder as provided in Subsection (10) below) from the date of grant.

               (B) NQSOs. Subject to earlier termination as provided in Subsections (5) through (8) below, the term of each NQSO shall be not more than 10 years from the date of grant.

          (4) Exercise.

               (A) General. Options shall be exercisable in such installments and on such dates, commencing not less than 12 months from the date of grant, as the Committee may specify, provided that:

                    (i) In the case of new Options granted to a Key Employee in replacement for options (whether granted under this Plan or otherwise) held by the Key Employee, the new Options may be made exercisable, if so determined by the Committee, in its discretion, at the earliest date the replaced options were exercisable; and

                    (ii) The Committee may accelerate the exercise date of any outstanding Options in its discretion, if it deems such acceleration to be desirable.

     Any Common Shares the right to the purchase of which has accrued under an Option may be purchased at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part, from time to time by giving written notice of exercise to the Company at its principal office, specifying the number of Common Shares to be purchased and accompanied by payment in full of the aggregate Option exercise price for such shares. Options may not be exercised in installments of less than 25 shares, unless such Option is exhausted upon its exercise. Only full shares shall be issued under the Plan, and any fractional share which might otherwise be issuable upon the exercise of an Option granted hereunder shall be forfeited.

     (B)  Manner of Payment. The Option price shall be payable:

          (i) In cash or its equivalent;

          (ii) In the case of an ISO, if the Committee, in its discretion, causes the Grant Letter so to provide and in the case of an NQSO if the Committee, in its discretion, so determines at or prior to the time of exercise, in Common Shares previously acquired by the Key Employee, provided that if such shares were acquired through the exercise of an ISO granted under this Plan or any other plan of the Company and are used to pay the Option exercise price of an ISO, such shares have been held by the Key Employee for a period of not less than the holding period described in section 422(a)(1) of the Code on the date of exercise, or if such Common Shares were acquired through exercise of an NQSO or ISO granted under this Plan or any other plan of the Company and are used to pay the Option exercise price of an NQSO, such shares have been held by the Key Employee for a period of more than 12 months on the date of exercise; or

          (iii) In the discretion of the Committee, in any combination of (i) and (ii) above.

     In the event such Option exercise price is paid, in whole or in part, with Common Shares, the portion of the Option exercise price so paid shall equal the Fair Market Value on the date of exercise of the Option of the Common Shares surrendered in payment of such Option exercise price.

     (5) Termination of Employment. If a Key Employee's employment by the Company (and Subsidiaries) is terminated by either party prior to the expiration date fixed for his or her Option for any reason other than death, disability, Retirement or Cause (as hereinafter defined), such Option may be exercised, to the extent of the number of shares with respect to which the Key Employee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Key Employee at any time prior to the earlier of:

          (A) The expiration date specified in such Option; or

          (B) Three months after the date of such termination of employment.

     If a Key Employee's employment by the Company (and Subsidiaries) is terminated for Cause, all Options held by the Key Employee shall terminate concurrently with receipt by the Optionee of oral or written notice that his or her employment has been terminated. For purposes of this Plan, termination for Cause shall include termination by reason of any dishonest or illegal act, or any willful refusal or failure to perform duties properly assigned.

     (6) Exercise upon Retirement of Key Employee. If a Key Employee's employment is terminated prior to the expiration date fixed for his or her Option by reason of Retirement (as hereinafter defined), such Option shall accelerate and may be exercised, to the extent it remains unexercised on the date of such Retirement, by the Key Employee at any time prior to the earlier of:

          (A) The expiration date specified in such Option; or

          (B) One year after the date of such Retirement.

     For purposes of this Plan, Retirement shall mean a Key Employee's retirement from the Company and its Subsidiaries at or after age 65, or before age 65 if expressly agreed to by the Company.

     (7) Exercise upon Disability of Key Employee. If a Key Employee shall become disabled (within the meaning of section 22(e)(3) of the Code) during his or her employment and, prior to the expiration date fixed for his or her Option, his or her employment is terminated as a consequence of such disability, such Option shall accelerate and may be exercised, to the extent it remains unexercised on the date of such termination, by the Key Employee at any time prior to the earlier of:

          (A) The expiration date specified in such Option; or

          (B) One year after the date of such termination of employment.

     In the event of the Key Employee's legal disability, such Option may be so exercised by the Key Employee's legal representative.

     (8) Exercise upon Death of Key Employee. If a Key Employee shall die during his or her employment and prior to the expiration date fixed for his or her Option, or if a Key Employee whose employment is terminated for any reason shall die following his or her termination of employment but prior to the earliest of:

          (A) The expiration date fixed for his or her Option;

          (B) The expiration of the period determined under Subsections (5), (6) (if applicable), and (7) above; or

          (C) In the case of an ISO which is to remain an ISO, three months following termination of employment;

his or her Option shall accelerate and may be exercised, to the extent it remains unexercised on the date of his or her death, by the Key Employee's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Key Employee, at any time prior to the earlier of:

               (i) The expiration date specified in such Option; or

               (ii) One year after the date of death.

     (9) Rights as a Shareholder. A Key Employee shall have no rights as a shareholder with respect to any shares covered by his or her Option until the issuance of a stock certificate to him or her for such shares.

     (10) Ten Percent Shareholder. If the Key Employee owns more than 10% of the total combined voting power of all shares of stock of the Company or of a Subsidiary or Parent at the time an ISO is granted to such Key Employee, the Option exercise price for the ISO shall be not less than 110% of the Fair Market Value of the optioned Common Shares on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five years after the date the ISO is granted. The conditions set forth in this Subsection
(10) shall not apply to NQSOs.

     (c) Grant Letters. Options granted under the Plan shall be evidenced by written documents ("Grant Letters") in such form as the Committee shall, from time to time, approve, which Grant Letters shall contain such provisions, not inconsistent with the provisions of the Plan, for NQSOs granted pursuant to the Plan, and such conditions, not inconsistent with section 422(b) of the Code or the provisions of the Plan, for ISOs granted pursuant to the Plan, as the Committee shall deem advisable, and which Grant Letters shall specify whether the Option is an ISO or NQSO; provided, however, if the Option is not designated in the Grant Letter as an ISO or NQSO, the Option shall constitute an ISO if it complies with the terms of section 422 of the Code, and otherwise, it shall constitute an NQSO. Each Key Employee shall be bound by the terms of the Grant Letter.

                                    SECTION 7
                               Capital Adjustments

     The number of shares which may be issued under the Plan, the maximum number of shares with respect to which Options may be granted to any Key Employee under the Plan, both as stated in Section 4 hereof, and the number of shares issuable upon exercise of outstanding Options under the Plan (as well as the Option exercise price per share under such outstanding Options) shall, subject to the provisions of section 424(a) of the Code, be adjusted, as may be deemed appropriate by the Committee, to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company.

     In the event of a corporate transaction (as that term is described in section 424(a) of the Code and the Treasury Regulations issued thereunder as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Option shall be assumed by the surviving or successor corporation; provided, however, that in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Options if it determines that such termination is in the best interests of the Company. If the Committee decides to terminate outstanding Options, the Committee shall give each Key Employee holding an Option to be terminated not less than ten days' notice prior to any such termination by reason of such a corporate transaction, and any such Option which is to be so terminated shall become fully exercisable and may be exercised up to, and including the date immediately preceding such termination.

     The Committee also may, in its discretion, change the terms of any outstanding Option to reflect any such corporate transaction, provided that, in the case of ISOs which are to remain ISOs, such change is excluded from the definition of a "modification" under section 424(h) of the Code unless the Option holder consents to such change.

                                    SECTION 8
                                Change in Control

     All Options shall become fully vested and exercisable upon a Change in Control of the Company. "Change in Control" shall mean any of the following events:

     (a) An acquisition (other than directly from the Company) of any voting securities of the Company ("Voting Securities") by any "Person" (as such term is used for purposes of section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 50% or more of the combined voting power of all then outstanding Voting Securities, provided, however, that any such acquisition approved by two-thirds of the Incumbent Board (as hereinafter defined) shall not be deemed to be a Change in Control;

     (b) The individuals who, as of November 11, 1998, are members of the Company's Board of Directors (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board of Directors; provided, however, that if the election, or nomination for election by the shareholders, of any new director was approved by a vote of at least two-thirds of the members of the Board of Directors who constitute Incumbent Board members, such new directors shall for all purposes be considered as members of the Incumbent Board as of November 11, 1998; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

     (c) Approval by shareholders of the Company of (1) a merger or consolidation involving the Company if the shareholders of the Company immediately before such merger or consolidation do not own, directly or indirectly, immediately following such merger or consolidation more than 50% of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation or (2) a complete liquidation or dissolution of the

Company  or  an  agreement  for  the  sale  or  other   disposition  of  all  or
substantially all of the assets of the Company; or

     (d) Acceptance of shareholders of the Company of shares in a share exchange if the shareholders of the Company immediately before such share exchange do not own, directly or indirectly, immediately following such share exchange more than 50% of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.


                                    SECTION 9
                     Amendment or Discontinuance of the Plan

     At any time and from time to time, the Board may suspend or terminate the Plan or amend it, and the Committee may amend any outstanding Options, in any respect whatsoever, except that the following amendments shall require the approval by the affirmative votes of holders of at least a majority of the shares present, or represented, and entitled to vote at a duly held meeting of shareholders of the Company:

     (a) With respect to ISOs, any amendment which would:

          (1) Change the class of employees eligible to participate in the Plan;

          (2) Except as permitted under Section 7 hereof, increase the maximum number of Common Shares with respect to which ISOs may be granted under the Plan; or

          (3) Extend the duration of the Plan under Section 10 hereof with respect to any ISOs granted hereunder; and

     (b) Any amendment which would require shareholder approval pursuant to Treasury Regulation ss. 1.162-27(e)(4)(vi), or any successor thereto.

     Notwithstanding the foregoing, no such suspension, discontinuance or amendment shall materially impair the rights of any holder of an outstanding Option without the consent of such holder.


                                   SECTION 10
                               Termination of Plan

     Unless earlier terminated as provided in the Plan, the Plan and all authority granted hereunder shall terminate absolutely at 12:00 midnight on November 10, 2008, which date is within ten years after the date the Plan was adopted by the Board, and no Options hereunder shall be granted thereafter. Nothing contained in this Section 10, however, shall terminate or affect the continued existence of rights created under Options issued hereunder and outstanding on November 10, 2008 which by their terms extend beyond such date.

                                   SECTION 11
                                 Effective Date

     This Plan became effective on November 11, 1998 (the date the Plan was adopted by the Board); provided, however, that if the Plan is not approved by the shareholders in the manner described in Section 9 within 12 months after such date, the Plan and all Options granted hereunder shall be null and void.


                                   SECTION 12
                                  Miscellaneous

     (a) Governing Law. The Plan and the Grant Letters entered into, and the Options granted thereunder, shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the operation of, and the rights of Key Employees under, the Plan, the Grant Letters, and the Options shall be governed by applicable federal law and otherwise by the laws of the Commonwealth of Pennsylvania.

     (b) Rights. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an Option, or any other right hereunder, unless and until the Committee shall have granted such individual an Option, and then his or her rights shall be only such as are provided by this Plan and the Grant Letter.

     Any Option under the Plan shall not entitle the holder thereof to any rights as a shareholder of the Company prior to the exercise of such Option and the issuance of the shares pursuant thereto. Further, notwithstanding any provisions of the Plan or any Grant Letter with a Key Employee, the Company shall have the right, in its discretion, to retire a Key Employee at any time pursuant to its retirement rules or otherwise to terminate his or her employment at any time for any reason whatsoever.

     (c) No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon a Key Employee to exercise such Option.

     (d) Non-Transferability. No Option which is to remain an ISO and, except as otherwise provided by the Committee, no other Option shall be assignable or transferable by the Key Employee otherwise than by will or by the laws of descent and distribution, and subject to the preceding clause, during the lifetime of the Key Employee, any Options shall be exercisable only by him or her or by his or her guardian or legal representative. If a Key Employee is married at the time of exercise of an Option and if the Key Employee so requests at the time of exercise, the certificate or certificates issued shall be registered in the name of the Key Employee and the Key Employee's spouse, jointly, with right of survivorship.

     (e) Withholding and Use of Shares to Satisfy Tax Obligations. The obligation of the Company to deliver Common Shares to a Key Employee pursuant to any Option under the Plan shall be subject to applicable federal, state and local tax withholding requirements.

     In order to satisfy the withholding requirements of applicable federal tax laws, the Committee, in its discretion (and subject to such withholding rules ("Withholding Rules") as shall be adopted by the Committee), may permit the Key Employee to satisfy the minimum required federal withholding tax, in whole or in part, by electing to have the Company withhold (or by returning to the Company) Common Shares, which shares shall be valued, for this purpose, at their Fair Market Value on the date of exercise of the Option (or if later, the date on which the Key Employee recognizes ordinary income with respect to such exercise) ("Determination Date"). An election to use Common Shares to satisfy tax withholding requirements must be made in compliance with and subject to the Withholding Rules. The Company may not withhold shares in excess of the number necessary to satisfy the minimum required federal income tax withholding requirements. In the event Common Shares acquired under the exercise of an ISO, granted under this Plan or any other plan of the Company, are used to satisfy such withholding requirement, such Common Shares must have been held by the Key Employee for a period of not less than the holding period described in section 422(a)(1) of the Code on the Determination Date, or if such Common Shares were acquired through exercise of an NQSO, granted under the Plan or any other plan of the Company, such option must have been granted to the Key Employee at least six (6) months prior to the Determination Date.

     (f) Listing and Registration of Shares. Each Option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase or vesting of shares thereunder, or that action by the Company or by the Key Employee should be taken in order to obtain an exemption from any such requirement, no such Option may be exercised, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Key Employee or his or her legal representative or beneficiary may also be required to give satisfactory assurance that shares purchased upon exercise of an Option are being purchased for investment and not with a view to distribution, and certificates representing such shares may be legended accordingly.

                                    Appendix

KULICKE AND SOFFA INDUSTRIES, INC.

     This Proxy Is Solicited On Behalf Of The Board Of Directors

     The undersigned, revoking all prior proxies, hereby appoints C. Scott Kulicke and Clifford G. Sprague, or either of them, with full power of substitution, as the undersigned's proxies to vote at the Annual Meeting of Shareholders of Kulicke and Soffa Industries, Inc. (the "Company") called for February 9, 1999 and any adjournment thereof.

[x] Please mark your votes as in this example.

1.  ELECTION OF           For All         Withhold     Nominees  James W. Bagley
DIRECTORS                 Nominees       Authority              C. Scott Kulicke
                          Listed       To Vote For
                                        All Nominees
                                          Listed

(INSTRUCTION:     To        [_]            [_]
withhold   authority
to   vote   for  any
individual  nominee,
write that nominee's
name  in  the  space
provided below)

By   signing    this
Proxy,  authority is
given  to   cumulate
votes     in     the
discretion        of
Proxies   for   less
than  all   nominees
listed.

2.  Amendment to the        For          Against     Abstain
Articles          of        [_]            [_]         [_]
Incorporation
providing       that
Subchapter  E of the
Pennsylvania
Business  Corp.  Law
shall  not  apply to
the Company.

3.  Approval  of the        For          Against     Abstain
1998 Employee  Stock        [_]            [_]         [_]
Option Plan.

4.   Appointment  of        For          Against     Abstain
PricewaterhouseCoopers      [_]            [_]         [_]
LLP  as  independent
public   accountants
for the  Company for
the   year    ending
September 30, 1999.

5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

You are urged to follow the voting instructions so that you may be sure that your shares will be voted.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

YOUR VOTE IS IMPORTANT TO US. PLEASE FOLLOW THE INSTRUCTIONS ACCOMPANYING THIS CARD TO BE SURE YOUR SHARE WILL BE VOTED.


------------------------
Signature of Shareholder


------------------------
Signature of Shareholder


Date  _____________ 1999


Note: Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in the partnership name by authorized person.